Exhibit 1.1

REDWOOD TRUST, INC.

Amendment No. 2 to the Distribution Agreement

November 7, 2025

BTIG, LLC

65 East 55th Street

New York, NY 10022

Citizens JMP Securities, LLC

101 California Street, Suite 1700

San Francisco, CA 94111

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

J.P. Morgan Securities LLC

270 Park Avenue

New York, New York 10017

Wells Fargo Securities, LLC

500 West 33rd Street, 14th Floor

New York, New York 10001

Ladies and Gentlemen:

Reference is made to the Distribution Agreement, dated March 4, 2022 (the “Distribution Agreement”), among Redwood Trust, Inc., a Maryland corporation (the “Company”), and Wells Fargo Securities, LLC, Credit Suisse Securities (USA) LLC, Citizens JMP Securities, LLC, J.P. Morgan Securities LLC, Nomura Securities International, Inc. and Mischler Financial Group, Inc., as an agent and/or principal under any Terms Agreement (the “Original Agents”), as amended by that certain Amendment No. 1 to the Distribution Agreement, among the Original Agents (the “First Amendment” and, together with the Distribution Agreement, the “Agreement”), with respect to the issuance and sale from time to time by the Company of shares of Common Stock, par value, $0.01 per share of the Company having an aggregate Gross Sales Price of up to $175,000,000 on the terms set forth in the Agreement.

Credit Suisse Securities (USA) LLC delivered a Notice of Termination of Distribution Agreement, dated August 2, 2024, to the Company pursuant to Section 8(b)(i) of the Agreement, whereby Credit Suisse Securities (USA) LLC terminated the Agreement with respect to itself, effective as of August 2, 2024.

Nomura Securities International, Inc. delivered a Notice of Termination of Distribution Agreement, dated July 31, 2024, to the Company pursuant to Section 8(b)(i) of the Agreement, whereby Nomura Securities International, Inc. terminated the Agreement with respect to itself, effective as of July 31, 2024.

Mischler Financial Group, Inc. delivered a Notice of Termination of Distribution Agreement, dated July 31, 2024, to the Company pursuant to Section 8(b)(i) of the Agreement, whereby Mischler Financial Group, Inc. terminated the Agreement with respect to itself, effective as of July 31, 2024.

The Company and BTIG, LLC, Citizens JMP Securities, LLC, Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC (the “Agents”) wish to amend the Agreement pursuant to Section 18 thereof through this Amendment No. 2 to the Agreement (this “Second Amendment”) to (i) include BTIG, LLC and Goldman Sachs & Co. LLC as Agents, (ii) refresh the Maximum Amount that may be sold by the Agents pursuant to the Agreement to $175,000,000 and (iii) make certain related changes to the Agreement with effect on and after the date hereof (the “Effective Date”).

SECTION 1. Definitions. Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings assigned thereto in the Agreement.

SECTION 2. Amendments.

(a)	Addressees:

(i)	The addressees on page 1 of the Agreement are amended and restated as follows:

BTIG, LLC
65 East 55th Street
New York, NY 10022

Citizens JMP Securities, LLC
101 California Street, Suite 1700
San Francisco, CA 94111

Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282

J.P. Morgan Securities LLC
270 Park Avenue
New York, New York 10017

Wells Fargo Securities, LLC
500 West 33rd Street, 14th Floor
New York, New York 10001

(b)	Introductory Paragraph:

(i)	The definitions of “Agent” and “Agents” in the introductory paragraph on page 1 of the Agreement are amended and restated as follows: BTIG, LLC, Citizens JMP Securities, LLC, Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Wells Fargo Securities, LLC

(ii)	The definition Maximum Amount is amended to include the following immediately after “$175,000,000”: “and on November 7, 2025, such amount is refreshed to an amount of up $175,000,000 notwithstanding any amounts previously sold by the Agents or remaining to be sold pursuant to this Agreement.”

(c)	Section 2(c) (Transaction Acceptances and Terms Agreements)

(i)	Section 2(c) of the Agreement is hereby amended and restated as follows (additions are indicated in bold type and underline and deletions are indicated in bold type, strikethrough and red font):

Payment of the Net Sales Price for Shares sold by the Company on any Purchase Date pursuant to a Transaction Acceptance shall be made to the Company by wire transfer of immediately available funds to the account of the Company (which the Company shall provide to the applicable Agent at least one Exchange Business Day prior to the applicable Agency Settlement Date (as defined below)) against delivery of such Shares to such Agent’s account, or an account of each such Agent’s designee, at The Depository Trust Company through its Deposit and Withdrawal at Custodian System (“DWAC”) or by such other means of delivery as may be agreed to by the Company and such Agent. Such payment and delivery shall be made at or about 10:00 a.m. (New York City time) on the ~~second~~ first Exchange Business Day (or such other day as may, from time to time, become standard industry practice for settlement of such a securities issuance or as agreed to by the Company and each such) following each Purchase Date (each, an “Agency Settlement Date”).

(d)	Section 3(ll) (Representations, Warranties and Agreements of the Company)

(i)	Section 3(ll) of the Agreement is hereby amended and restated as follows (additions are indicated in bold type and underline and deletions are indicated in bold type, strikethrough and red font):

None of the Company, any of its subsidiaries, or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, the Crimea Region of Ukraine, the so-called Donetsk People’s Republic (DNR) or so-called Luhansk People’s Republic (LNR) regions of Ukraine, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as agent, underwriter, initial purchaser, advisor, investor or otherwise) of Sanctions. For the past ~~five~~ ten years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(e)	Exhibits:

(i)	The definitions of “Agent” and “Agents” in each of the introductory paragraphs in Exhibits A, B and D of the Agreement are amended and restated as follows: BTIG, LLC, Citizens JMP Securities, LLC, Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Wells Fargo Securities, LLC

(f)	Section 15 (Notices):

(i)	Section 15 of the Agreement is hereby amended and restated as follows (additions are indicated in bold type and underline and deletions are indicated in bold type, strikethrough and red font):

All notices and other communications under this Agreement and any Terms Agreement shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notice to the Agents shall be delivered or sent to (i) ~~Wells Fargo Securities, LLC, 500 West 33rd Street, New York, New York 10001, Attention: Equity Syndicate Department (fax: (212) 214-5918); (ii) J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, (fax: 212-622-8358), Attention: Special Equities Group;~~BTIG, LLC, 65 East 55th Street, NY, NY 10022, Attn:  Equity Capital Markets (BTIGUSATMTrading@btig.com), with a copy which shall not constitute notice to General Counsel (IBLegal@btig.com) and Chief Compliance Officer (BTIGcompliance@btig.com); (ii) ~~(iii) Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York 10010-3649, (fax: 212-325-4296), Attention: IBCM-Legal; (iv)~~ Citizens JMP Securities, LLC, 101 California Street, Suite 1700 San Francisco, CA 94111~~600 Montgomery Street, Suite 1100, San Francisco, CA 94111~~, (email: syndicate@jmpsecurities.com), Attention: Equity Syndicate Department; (iii) Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282 Attn: John Hughes, Ryan Cunn, Equity Capital Markets (phone: 1-866-471-2526), (email: John.Hughes@ny.ibd.email.gs.com; Ryan.Cunn@ny.ibd.email.gs.com), (fax: 212-902-9316) and (iv) J.P. Morgan Securities LLC, 270 Park Avenue New York, New York 10017, Attention: Sanjeet Dewal, phone: (212) 622-8783, email: sanjeet.s.dewal@jpmorgan.com; (v) Wells Fargo Securities, LLC, 500 West 33rd Street, New York, New York 10001, Attention: Equity Syndicate Department (fax: (212) 214-5918) ~~Nomura Securities International, Inc., Worldwide Plaza, 309 West 49th Street, New York, New York 10019, Attention: Equity Capital Markets, Americas, email: atmexecution@nomura.com, fax: 646-587-9562 with a copy to the Head of IBD Legal, fax: 646-587-9548); and (vi) Mischler Financial Group, Inc., 1111 Bayside Drive, Suite 100, Corona del Mar, CA 92625, Attention: Capital Markets Office, email: jmaher@gtsmischler.com, fax: (203) 276-6686 with a copy to Rob Karr and Doyle L. Holmes, fax: (203) 276-6686 / (949) 720-0229~~; and if to the Company, shall be delivered or sent to One Belvedere Place, Suite 300, Mill Valley, California 94941, (fax: 415-381- 1773), Attention: Andrew Stone, Chief Legal Officer (andy.stone@redwoodtrust.com), with a copy, which shall not constitute notice, to Latham & Watkins LLP, 355 South Grand Avenue, Suite 400, Los Angeles, CA 90071 Attention: Julian Kleindorfer, Esq. (julian.kleindorfer@lw.com). Notwithstanding the foregoing, Transaction Proposals shall be delivered by the Company to the Agents by telephone or email to (i) ~~Wells Fargo Securities, LLC, 500 West 33rd Street, New York, New York 10001, Attention: Equity Syndicate Department (fax: (212) 214-5918); (ii) J.P. Morgan Securities LLC, 383 Madison Avenue, 6th Floor, New York, New York 10179 (fax: 212-622-8783), Attention: Sanjeet Dewal; Email: sanjeet.s.dewal@jpmorgan.com;~~ (BTIG, LLC, 65 East 55th Street, NY, NY 10022, Attn:  Equity Capital Markets (BTIGUSATMTrading@btig.com), with a copy which shall not constitute notice to General Counsel (IBLegal@btig.com) and Chief Compliance Officer (BTIGcompliance@btig.com); (ii) ~~(iii) Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York 10010-3649 (telephone: 212-325-8766), Attention: Equity Capital Markets Desk; (iv)~~ Citizens JMP Securities, LLC, 101 California Street, Suite 1700 San Francisco, CA 94111~~600 Montgomery Street, Suite 1100, San Francisco, CA 94111~~ (telephone: 415-835-8985; email: syndicate@jmpsecurities.com), Attention: Equity Syndicate Department; (iii) Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282 Attn: John Hughes, Ryan Cunn, Equity Capital Markets (phone: 1-866-471-2526), (email: John.Hughes@ny.ibd.email.gs.com; Ryan.Cunn@ny.ibd.email.gs.com), (fax: 212-902-9316), (iv) J.P. Morgan Securities LLC, 270 Park Avenue New York, New York 10017, Attention: Sanjeet Dewal, phone: (212) 622-8783, email: sanjeet.s.dewal@jpmorgan.com; and (v) Wells Fargo Securities, LLC, 500 West 33rd Street, New York, New York 10001, Attention: Equity Syndicate Department (fax: (212) 214-5918); ~~Nomura Securities International, Inc., Worldwide Plaza, 309 West 49th Street New York, New York 10019, Attention: Equity Capital Markets, Americas, email: atmexecution@nomura.com, fax: 646-587-9562 with a copy to the Head of IBD Legal, fax: 646-587-9548; and (vi) Mischler Financial Group, Inc., 1111 Bayside Drive, Suite 100, Corona del Mar, CA 92625, Attention: Capital Markets Office, email: jmaher@gtsmischler.com, fax: (203) 276-6686 with a copy to Rob Karr and Doyle L. Holmes, fax: (203) 276-6686 / (949) 720-0640;~~ and Transaction Acceptances shall be delivered by the Agents to the Company by email to Brooke Carillo (email: Brooke.Carillo@redwoodtrust.com).

SECTION 3. No Further Amendment. The Agreement, as amended by this Amendment, is in all respects ratified and confirmed and all the terms, conditions, and provisions thereof shall remain in full force and effect. This Amendment is limited precisely as written and shall not be deemed to be an amendment to any other term or condition of the Agreement or any of the documents referred to therein.

SECTION 4. Governing Law. This Amendment and any claim, counterclaim, controversy or dispute of any kind or nature whatsoever arising out of or in any way relating to this Amendment, directly or indirectly, shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 5. Counterparts. This Amendment may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

SECTION 6. Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Amendment.

If the foregoing correctly sets forth the understanding between the Company and each of the Agents, please so indicate in the space provided below for that purpose, whereupon this Amendment and your acceptance shall constitute a binding agreement among the Company and each of the Agents.

Very truly yours,

REDWOOD TRUST, INC.

By:	/s/ Brooke E. Carillo
	Name:	Brooke E. Carillo
	Title:	Chief Financial Officer

[Signature Page to Amendment No. 2 to the Distribution Agreement]

Accepted and agreed as of the date first above written:

BTIG, llc

By:	/s/ Jay Magee
	Name:	Jay Magee
	Title:	Managing Director

CITIZENS jmp securities, llc

By:	/s/ Mark Timperman
	Name:	Mark Timperman
	Title:	Managing Director

Goldman Sachs & Co. LLC

By:	/s/ Danielle Freeman
	Name:	Danielle Freeman
	Title:	Managing Director

J.P. MORGAN SECURITIES LLC

By:	/s/ Sanjeet Dewal
	Name:	Sanjeet Dewal
	Title:	Managing Director

Wells Fargo SECURITIES, LLC

By:	/s/ Jaime Cohen
	Name:	Jaime Cohen
	Title:	Managing Director

[Signature Page to Amendment No. 2 to the Distribution Agreement]